UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 13, 2006
INCO LIMITED
(Exact name of Registrant as specified in its charter)

CANADA	1-1143	98-0000676
(Province or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number (if applicable))
145 King Street West, Suite 1500,
Toronto, Ontario M5H 4B7
(416) 361-7511
(Address and Telephone Number of Registrant’s Principal Executive Offices)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On July 16, 2006, Inco Limited (“Inco”), together with Falconbridge Limited (“Falconbridge”) and Phelps Dodge Corporation (“Phelps Dodge”), announced that they had entered into a number of agreements, described below, relating to, among other things, (i) an increase in the consideration under Inco’s outstanding offer (the “Offer”) to acquire all of the outstanding common shares of Falconbridge and (ii) an increase in the consideration payable to shareholders of Inco under the proposed statutory plan of arrangement involving Inco and Phelps Dodge to be effected under the Canada Business Corporations Act (the “Arrangement”).
On July 16, 2006, Inco further varied its Offer in order to, among other things, (a) increase the consideration payable under the Offer for each Falconbridge common share by Cdn.$1.00 per share from Cdn.$17.50 in cash and 0.55676 of an Inco Share to Cdn.$18.50 in cash and 0.55676 of an Inco share, on a fully prorated basis, (b) reduce the Minimum Tender Condition (as defined below) from 66⅔% to 50.01%, (c) extend the expiry time of the Offer from midnight (Vancouver time) on July 24, 2006 to midnight (Vancouver time) on Thursday, July 27, 2006, and (d) provide that the consideration under the Offer will not be reduced by the amount of the special dividend declared by Falconbridge on July 16, 2006, of Cdn.$0.75 in cash per share payable to Falconbridge common shareholders of record on July 26, 2006, with a payment date of August 10, 2006 (the “Falconbridge Special Dividend”).
The minimum tender condition under the Offer provides that there be validly deposited under the Offer and not withdrawn at the expiry time of the Offer such number of Falconbridge common shares which, together with any Falconbridge common shares directly or indirectly owned by Inco, constitutes at least 50.01% (formerly 66⅔%) of the Falconbridge common shares outstanding at the expiry time of the Offer (calculated on a fully-diluted basis) (the “Minimum Tender Condition).
Waiver and First Amendment to Combination Agreement between Inco and Phelps Dodge
On July 16, 2006, Inco and Phelps Dodge entered into a Waiver and First Amendment to Combination Agreement (the “Waiver and Amendment”) for the purpose of waiving or amending certain provision of the combination agreement (as amended, the “Combination Agreement”) originally entered into by Inco and Phelps Dodge on June 25, 2006.
The Waiver and Amendment provides that the consideration payable for each common share of Inco under the proposed Arrangement will be increased by Cdn.$2.75 in cash, from (i) Cdn.$17.50 in cash and 0.672 of a Phelps Dodge common share to (ii) Cdn.$20.25 in cash and 0.672 of a Phelps Dodge common share.
The Waiver and Amendment removed Section 8.1(g) of the Combination Agreement, which had provided that the respective obligations of Phelps Dodge and Inco to effect the Arrangement were conditioned on either Inco having completed a subsequent acquisition transaction and having acquired all of the common shares of Falconbridge or the Support Agreement between Inco and Falconbridge (described below) having been terminated in accordance with its terms. The Waiver and Amendment added a new condition precedent to the Arrangement in favour of Phelps Dodge that provides that Inco shall have acquired at least 50.01% of the Falconbridge common shares under the Offer and, if Inco shall have acquired at least two-thirds of the common shares of Falconbridge, then Inco shall have completed a subsequent acquisition transaction in order to acquire any remaining Falconbridge common shares, or that the Support Agreement (as defined below) shall have been terminated in accordance with its terms without Inco having acquired any Falconbridge common shares under the Offer.
Inco and Phelps Dodge also agreed that, in the event that Inco acquires at least 50.01% but less than two-thirds of the Falconbridge common shares, Phelps Dodge may, with the prior consent of Inco (which consent Inco may not unreasonably withhold), postpone the special meeting of Phelps Dodge’s shareholders, which meeting is to be called to consider the amendment to Phelps Dodge’s restated certificate of incorporation and the issuance of Phelps Dodge common shares pursuant to the terms of the Arrangement, until Inco has acquired at least two-thirds of the Falconbridge common shares.
The Waiver and Amendment amended Section 9.3(b)(vi) of the Combination Agreement to provide that Inco will be required to pay Phelps Dodge a termination payment of $925 million in certain circumstances (increased from $475 million) from and after the date that Inco has acquired at least 50.01% of the Falconbridge common shares. The Combination Agreement had previously provided that such increase was payable from and after the date that Inco had acquired at least two-thirds of the Falconbridge common shares.
The Waiver and Amendment also amended Section 5.1 of the Combination Agreement to provide that Inco may make market purchases of up to 5% of the Falconbridge common shares outstanding on the date of the original Offer in accordance with applicable securities laws and Section 12 of the original Offer.
Pursuant to the Waiver and Amendment, Phelps Dodge consented to, among other things, the Cdn.$1.00 increase in the cash consideration offered to Falconbridge shareholders for each Falconbridge common share under the Offer, assuming full proration, the reduction of the Minimum Tender Condition under the Offer from 66⅔% to 50.01%, and to Inco entering into the Sixth Amendment (as defined below), including to provide for the Falconbridge Special Dividend.
Sixth Amendment to Support Agreement between Inco and Falconbridge
On July 16, 2006, Inco entered into a sixth amending agreement (the ''Sixth Amendment’’) with Falconbridge to amend the support agreement (as amended, the “Support Agreement”) originally entered into by Inco and Falconbridge on October 10, 2005, as subsequently amended on January 12, 2006, February 20, 2006, March 21, 2006, May 13, 2006 and June 25, 2006, respectively.
Under the terms of the Sixth Amendment, Inco agreed to increase the maximum cash consideration offered to Falconbridge common shareholders pursuant to the Offer to Cdn.$7,080,125,473, or Cdn.$1.00 per Falconbridge common share on a prorated basis. As a result, Falconbridge common shareholders will be entitled to elect to receive either (a) Cdn.$60.20 in cash for each Falconbridge common share held, or (b) 0.80312 of an Inco common share plus Cdn.$0.05 in cash per Falconbridge common share held, subject, in each case, to proration based upon the maximum amount of cash available and the maximum number of Inco common shares issuable under the Offer. Assuming all Falconbridge common shareholders tendered to the Cash Alternative (as defined in the Offer) or all Falconbridge common shareholders tendered to the Share Alternative (as defined in the Offer), each Falconbridge common shareholder would be entitled to receive Cdn.$18.50 in cash and 0.55676 of an Inco common share for each Falconbridge common share tendered, subject to adjustment for fractional shares.
Under the terms of the Sixth Amendment, Falconbridge acknowledged the reduction of the Minimum Tender Condition under the Offer from 66⅔% to 50.01%, with the result that the Offer is subject to the condition that there have been validly deposited under the Offer and not withdrawn at the expiry time of the Offer such number of Falconbridge common shares which, together with any Falconbridge common shares directly or indirectly owned by Inco, constitutes at least 50.01% of the Falconbridge common shares outstanding at the expiry time of the Offer (calculated on a fully-diluted basis).
Also under the terms of the Sixth Amendment, Inco consented to the declaration and payment of the Falconbridge Special Dividend and agreed that Falconbridge would be permitted to reduce the exercise price of any option outstanding on July 16, 2006 under its stock option plans that are exercised after July 16, 2006 by the amount of the Falconbridge Special Dividend in respect of each Falconbridge common share for which any such option is exercised. Inco also agreed to amend the Offer to provide that the per share consideration under the Offer will not be reduced by the payment of the Falconbridge Special Dividend (which would otherwise have occurred pursuant to the terms of the Offer).
The foregoing descriptions of the Waiver and Amendment and the Sixth Amendment do not purport to be complete and are qualified in their entirety by reference to the Waiver and Amendment and the Sixth Amendment, which are filed as Exhibits 2.1–2.2 hereto and are incorporated into this report by reference.
Important Legal Information
This Form 8-K may be deemed to be solicitation material in respect of Inco’s proposed combination with Falconbridge. Inco filed with the U.S. Securities and Exchange Commission (the “SEC”), on October 24, 2005 and July 14, 2006, registration statements on Form F-8, which include Inco’s offer and take-over bid circular, and has filed amendments thereto, which include the notices of extension and variation, and will file further amendments thereto as required, in connection with the proposed combination with Falconbridge. The offer and take-over bid circular and the notices of variation and extension have been sent to shareholders of Falconbridge Limited. Inco has also filed, and will file (if required), other documents with the SEC in connection with the proposed combination. Falconbridge has filed a Schedule 14D-9F in connection with Inco’s offer and has filed, and will file (if required), other documents regarding the proposed combination, in each case with the SEC.
INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.
INVESTORS AND SECURITYHOLDERS ARE URGED TO READ INCO’S SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 THAT INCO FILED WITH THE SEC ON MAY 31, 2006, AND ANY AMENDMENTS INCO MAY FILE THERETO, AS IT CONTAINS, AND SUCH AMENDMENTS, IF ANY, WILL CONTAIN, IMPORTANT INFORMATION REGARDING TECK COMINCO’S PROPOSED COMBINATION WITH INCO.
This Form 8-K is not a solicitation of a proxy from any security holder of Inco or Phelps Dodge in respect of Inco’s proposed combination with Phelps Dodge. Inco intends to file a Management Information Circular regarding the proposed combination with the securities commissions or equivalent regulatory authorities in Canada and to provide the Management Information Circular to Inco shareholders and Phelps Dodge has filed a preliminary Proxy Statement on Schedule 14A regarding the proposed combination with the SEC. WE URGE INVESTORS TO CAREFULLY READ THE MANAGEMENT INFORMATION CIRCULAR, AND ANY AMENDMENTS INCO MAY FILE THERETO, WHEN IT BECOMES AVAILABLE BECAUSE IT, AND ANY SUCH AMENDMENTS, IF ANY, WILL CONTAIN IMPORTANT INFORMATION ABOUT INCO, PHELPS DODGE AND THE PROPOSED COMBINATION. WE URGE INVESTORS TO CAREFULLY READ THE PROXY STATEMENT, AND ANY AMENDMENTS PHELPS DODGE MAY FILE THERETO, BECAUSE IT AND SUCH AMENDMENTS, IF ANY, WILL CONTAIN IMPORTANT INFORMATION ABOUT INCO, PHELPS DODGE AND INCO’S PROPOSED COMBINATION WITH PHELPS DODGE.
Inco, Phelps Dodge and their executive officers and directors may be deemed to be participants in the solicitation of proxies from Inco and Phelps Dodge security holders in favor of Inco’s proposed combination with Phelps Dodge. Information regarding the security ownership and other interests of Inco’s and Phelps Dodge’s executive officers and directors will be included in the Management Information Circular and Proxy Statement, respectively.
Investors and security holders may obtain copies of the offer and take-over bid circular, the notices of variation and extension, the registration statement, the Solicitation/Recommendation Statement and Inco’s, Falconbridge’s and Phelps Dodge’s other public filings made from time to time by Inco, Falconbridge and Phelps Dodge with the Canadian Securities Regulators, at www.sedar.com, and with the SEC at the SEC’s web site, www.sec.gov, free of charge. The Management Information Circular (when it becomes available) may also be obtained free of charge at www.sedar.com. In addition, the offer and take-over circular and the other disclosure documents may be obtained free of charge by contacting Inco’s media or investor relations departments.
Item 9.01 Financial Statements and Exhibits.
2.1	Waiver and First Amendment to Combination Agreement, dated July 16, 2006, between Inco Limited and Phelps Dodge Corporation.

2.2	Sixth Amending Agreement, dated July 16, 2006, between Inco Limited and Falconbridge Limited.

99.1	Material change report of Inco Limited filed July 20, 2006 concerning the entering into by Inco Limited and Phelps Dodge Corporation of the Waiver and First Amendment to Combination Agreement and the entering into by Inco Limited and Falconbridge Limited of the Sixth Amending Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INCO LIMITED

By:	/s/ Simon A Fish

Simon A. Fish, Esq.
Executive Vice-President, General Counsel
and Secretary
Date: July 20, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Waiver and First Amendment to Combination Agreement, dated July 16, 2006, between Inco Limited and Phelps Dodge Corporation, incorporated by reference to Exhibit 2.13 to Inco Limited’s Amendment No. 1 to Form F-8 (file No. 333-135786) filed July 17, 2006

2.2	Sixth Amending Agreement, dated July 16, 2006, between Inco Limited and Falconbridge Limited, incorporated by reference to Exhibit 2.14 to Inco Limited’s Amendment No. 1 to Form F-8 (file No. 333-135786) filed July 17, 2006

99.1	Material change report of Inco Limited filed July 20, 2006 concerning the entering into by Inco Limited and Phelps Dodge Corporation of the Waiver and First Amendment to Combination Agreement and the entering into by Inco Limited and Falconbridge Limited of the Sixth Amending Agreement